EXHIBIT 21.1
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                           WEINGARTEN REALTY INVESTORS
                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                STATE OF
           SUBSIDIARY                         INCORPORATION
--------------------------------------        -------------
Weingarten Realty Management Company . . . . . .  Texas
Weingarten/Nostat, Inc.. . . . . . . . . . . . .  Texas
Weingarten/Lufkin, Inc.. . . . . . . . . . . . .  Texas
WRI/Post Oak, Inc. . . . . . . . . . . . . . . .  Texas
A.T.D.N.L., Inc. . . . . . . . . . . . . . . . .  Texas
WRI/Central Plaza, Inc.. . . . . . . . . . . . .  Texas
WRI/7080 Express Lane, Inc.. . . . . . . . . . .  Texas
Weingarten Properties Trust. . . . . . . . . . .  Texas
Main/O.S.T., Ltd.. . . . . . . . . . . . . . . .  Texas
Phelan Boulevard Venture . . . . . . . . . . . .  Texas
Northwest Hollister Venture. . . . . . . . . . .  Texas
East Town Lake Charles Co. . . . . . . . . . . . Louisiana
Alabama-Shepherd Shopping Center . . . . . . . .  Texas
Sheldon Center, Ltd. . . . . . . . . . . . . . .  Texas
Jacinto City, Ltd. . . . . . . . . . . . . . . .  Texas
Weingarten/Finger Venture. . . . . . . . . . . .  Texas
Rosenberg, Ltd.. . . . . . . . . . . . . . . . .  Texas
Eastex Venture . . . . . . . . . . . . . . . . .  Texas
GJR/Weingarten River Pointe Venture. . . . . . .  Texas
GJR/Weingarten Little York Venture . . . . . . .  Texas
South Loop Long Wayside Company. . . . . . . . .  Texas
Lisbon St. Shopping Trust. . . . . . . . . . . .  Maine
WRI/Crosby . . . . . . . . . . . . . . . . . . .  Texas
WRI/Dickinson. . . . . . . . . . . . . . . . . .  Texas
Market at Town Center-Sugarland. . . . . . . . .  Texas
Lincoln Place Limited Partnership. . . . . . . . Delaware
Markham West Shopping Center L. P. . . . . . . . Delaware
South Padre Drive L. P.. . . . . . . . . . . . .  Texas
AN/WRI Partnership, Ltd. . . . . . . . . . . . .  Texas
Bridges at Smoky Hills, LLC. . . . . . . . . . .  Texas
Miller Elizabeth, LLC. . . . . . . . . . . . . .  Texas
Miller/Weingarten Realty LLC . . . . . . . . . . Colorado
Weingarten/Colorado, Inc.. . . . . . . . . . . .  Texas
Weingarten/Investments, Inc. . . . . . . . . . .  Texas
Miller/Fiest, LLC. . . . . . . . . . . . . . . .  Texas
Weingarten-Murphy, Ltd.. . . . . . . . . . . . .  Texas
WRI/Bell Plaza, Inc. . . . . . . . . . . . . . .  Texas
WRI/Pembroke, Ltd. . . . . . . . . . . . . . . .  Texas
WRI/Shopping Centers I, Inc. . . . . . . . . . .  Texas
Nano Corp. Inc.. . . . . . . . . . . . . . . . .  Texas
WRI/Interest, Inc. . . . . . . . . . . . . . . .  Texas

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